SABRA HEALTH CARE REIT, INC.
AMENDED AND RESTATED BYLAWS
(As Adopted on December 18, 2020)

ARTICLE I
OFFICES
    Section 1.    PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.
    Section 2.    ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
    Section 1.    PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.
    Section 2.    ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.
    Section 3.    SPECIAL MEETINGS.
    (a)    General. Each of the chairman of the board, chief executive officer, president and Board of Directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, chief executive officer, president or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.
    (b)    Stockholder-Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or

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more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election or reelection as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.
        (2)    In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
        (3)    The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

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        (4)    In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
        (5)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
        (6)    The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier

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of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
        (7)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.
    Section 4.    NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.
    Subject to Sections 11(a) and 13 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
    Section 5.    ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the

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meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
    Section 6.    QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified
    The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

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    Section 7.    VOTING.
(a)Except as otherwise provided by the charter of the Corporation or these Bylaws, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. If, however, as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 7, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” in respect of that nominee (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against”).
(b)In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, provided that such resignation shall be effective only if (i) that person shall not receive a majority of the votes cast in an election that is not a Contested Election, and (ii) the Board of Directors shall accept that resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose. If a nominee who is an incumbent director does not receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee shall consider the facts and circumstances relating to the election and the resignation, and recommend to the Board of Directors, within sixty (60) days following certification of the election results, whether such resignation should be accepted or rejected or whether other action should be taken. The Board of Directors shall act on the resignation within ninety (90) days following certification of the election results, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission (the “Commission”)) its decision regarding the resignation. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.
(c)If the Board of Directors accepts a director’s resignation pursuant to this Section 7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Section 11 of Article III or may decrease the size of the Board of Directors pursuant to Section 5.1 of the charter of the Corporation.
(d)A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.
    Section 8.    PROXIES. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the

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stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
    Section 9.    VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.
    Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
    The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or appropriate. On receipt by the secretary of the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
    Section 10.    INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the

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number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
    Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.
    (a)    Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) by any stockholder of the Corporation who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a), or (iv) by any Eligible Stockholder (as defined below) who meets the requirements of and complies with the procedures set forth in Section 13 of this Article II.
        (2)    For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
        (3)    Such stockholder’s notice shall set forth:
            (i)    as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such

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solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;
            (ii)    as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
            (iii)    as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
                (A)    the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
                (B)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
                (C)    whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and
                (D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

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            (iv)    as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,
                (A)    the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and
                (B)    the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and
            (v)    to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice
        (4)    Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (A) is not, and will not become a party to, (x) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in writing, (y) any agreement, arrangement or understanding with any person or entity as to how the Proposed Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation in writing, or (z) any Voting Commitment that could limit or interfere with the Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law or with the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors generally, (B) has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors generally (and, upon request by any Proposed Nominee, the secretary of the Corporation shall provide to such Proposed Nominee all such policies and guidelines then in effect), and (C) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market or which any securities of the Corporation are traded).
        (5)    Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is

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increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
        (6)    For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
    (b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 3 of this Article II and that has supplied the information required by Section 3 of this Article II about each individual whom the stockholder proposes to nominate for election of directors or (iii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (a)(3) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
    (c)    General. (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be

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deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.
        (2)    Only such individuals who are nominated in accordance with this Section 11 or Section 13 of this Article II shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11 or Section 13 of this Article II.
        (3)    For purposes of this Section 11 and Section 13 of this Article II, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Commission pursuant to the Exchange Act.
        (4)    Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
        (5)    Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 11 (or a qualified representative thereof) does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting. For

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purposes of this Section 11, to be a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
    Section 12.    CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
    Section 13.    PROXY ACCESS.
    (a)    Subject to the provisions of this Section 13, if any Eligible Stockholder or group of up to twenty (20) Eligible Stockholders submits to the Corporation a Proxy Access Notice (as defined below) that complies with this Section 13 and such Eligible Stockholder or group of Eligible Stockholders otherwise satisfies all the terms and conditions of this Section 13 (such Eligible Stockholder or group of Eligible Stockholders, a “Nominating Stockholder”), the Corporation shall include in its proxy materials for any annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof:
        (1)    the name of any person or persons nominated by such Nominating Stockholder for election to the Board of Directors at such annual meeting of stockholders who meets the requirements of this Section 13 (each, a “Nominee”);
        (2)    information provided to the secretary of the Corporation about the Nominee(s) and the Nominating Stockholder required under the rules of the Commission or other applicable law to be included in the proxy materials;
        (3)    subject to the other applicable provisions of this Section 13, a written statement of the Nominating Stockholder, not to exceed 500 words per Nominee, that is not contrary to any of the Commission’s proxy rules, including Rule 14a-9 under the Exchange Act (a “Supporting Statement”), in support of the election of the Nominee(s) to the Board of Directors, which Supporting Statement shall be included by the Nominating Stockholder in the Proxy Access Notice and intended for inclusion in the proxy materials; and
        (4)    any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy materials relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 13.

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    (b)    Maximum Number of Nominees. (1) The Corporation shall not be required to include in the proxy materials for an annual meeting of stockholders more Nominees than that number of directors constituting twenty-five percent (25%) of the total number of directors of the Corporation on the last day on which a Proxy Access Notice may be submitted pursuant to this Section 13 (rounded down to the nearest whole number, but not less than two) (the “Maximum Number”). The Maximum Number for a particular annual meeting of stockholders shall be reduced by: (i) the number of Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting of stockholders (including, without limitation, any person who is or will be nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee), (ii) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors (including, without limitation, any person who was nominated by the Board of Directors pursuant to any agreement or understanding with one or more stockholders to avoid such person being formally proposed as a Nominee) and (iii) the number of director candidates for which the Corporation shall have received notice that a stockholder intends to nominate as a candidate for director at the annual meeting of stockholders pursuant to Section 11 of this Article II. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 13(d) of this Article II but before the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.
        (2)    Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders exceeds the Maximum Number, the highest ranking Nominee from each Nominating Stockholder will be included in the Corporation’s proxy materials until the Maximum Number is reached, going in order from largest to smallest of the number of shares of common stock of the Corporation owned by each Nominating Stockholder as disclosed in each Nominating Stockholder’s Proxy Access Notice. If the Maximum Number is not reached after the highest ranking Nominee of each Nominating Stockholder has been selected, this process will be repeated as many times as necessary until the Maximum Number is reached. If, after the deadline for submitting a Proxy Access Notice as set forth in Section 13(d) of this Article II with respect to an annual meeting of stockholders, a Nominating Stockholder ceases to satisfy the requirements of this Section 13 or withdraws its nomination or a Nominee ceases to satisfy the requirements of this Section 13 or becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of definitive proxy materials for the annual meeting of stockholders, then the nomination shall be disregarded, and the Corporation: (i) shall not be required to include in its proxy materials the disregarded Nominee and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Nominee will not be included as a Nominee in the

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proxy materials and the election of such Nominee will not be voted on at the annual meeting of stockholders.
    (c)    Eligibility of a Nominating Stockholder. (1) An “Eligible Stockholder” is a person who either (i) the Corporation verifies has been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 13(c) continuously for the three-year period specified in subsection (c)(2) below or (ii) provides to the secretary of the Corporation, within the time period referred to in Section 13(d) of this Article II, evidence of ownership of the shares of common stock used to satisfy the eligibility requirements in this Section 13(c) continuously for the three-year period specified in subsection (c)(2) below through one or more securities intermediaries, which evidence shall be in a form that satisfies the requirements established by the Commission for a stockholder proposal under Rule 14a-8 under the Exchange Act (or any successor rule).
        (2)    An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 13 only if the person or each member of the group, as applicable, has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s outstanding common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and continues to own at least the Minimum Number through the date of the annual meeting of stockholders (and any adjournment or postponement thereof). Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (two or more funds referred to under any of clause (i), (ii) or (iii), collectively, a “Qualifying Fund”) shall be treated as one Eligible Stockholder. For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Stockholders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.
        (3)    The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Commission prior to the submission of the Proxy Access Notice.
        (4)    For purposes of this Section 13, an Eligible Stockholder “owns” only those outstanding shares of the common stock of the Corporation as to which the Eligible Stockholder possesses both:
            (i)    the full voting and investment rights pertaining to the shares; and

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            (ii)    the full economic interest in (including the opportunity for profit and risk of loss on) such shares;
        provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (1) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, cash or other property based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (w) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (x) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates.  An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder.  An Eligible Stockholder’s ownership of shares shall also be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on no more than five business days’ notice and includes in the Proxy Access Notice an agreement that it will (y) promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Corporation’s proxy materials pursuant to this Section 13 and (z) continue to hold such recalled shares (including the right to vote such shares) through the date of the annual meeting of stockholders.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Each Nominating Stockholder shall furnish any other information that may reasonably be required by the Board of Directors to verify such stockholder’s continuous ownership of at least the Minimum Number during the three-year period referred to above.
        (5)    No person may be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that owns the greatest aggregate number of shares of the Corporation’s common stock as reflected in the Proxy Access Notice, and no shares may be attributed as owned by more than one person constituting a Nominating Stockholder under this Section 13.
    (d)    To nominate a Nominee, the Nominating Stockholder must, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the

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preceding year’s annual meeting, submit to the secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”):
        (1)    A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Commission by the Nominating Stockholder as applicable, in accordance with the Commission’s rules;
        (2)    A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties (including with respect to each group member in the case of any information, agreements, representations and warranties by the Nominating Stockholder):
            (i)    the information, representations and agreements required with respect to the nomination of directors pursuant to Section 11(a)(3) of this Article II;
            (ii)    with respect to each Nominee, the questionnaire, representations, agreements and other information specified in Section 11(a)(4) of this Article II;
            (iii)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of filing of the Schedule 14N;
            (iv)    a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;
            (v)     a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership, would not violate the charter of the Corporation, these Bylaws, or any applicable state or federal law or the rules of any national securities exchange on which the Corporation’s common stock is traded;
            (vi)     a representation and warranty that the Nominee:
                (A)    does not have any direct or indirect material relationship with the Corporation and otherwise would qualify as an “independent director” under the rules of the primary national securities exchange on which the Corporation’s common stock is traded and any applicable rules of the Commission;
                (B)    would meet the audit committee independence requirements under the rules of the Commission and of the primary national securities exchange on which the Corporation’s common stock is traded;
                (C)    would qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

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                (D)    would qualify as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision);
                (E)    is not and has not been, within the past three years, an officer or director of a competitor (as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended) and if the Nominee has held any such position during this period, details thereof; and
                (F)    is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;
            (vii)    the consent of each Nominee to be named in the proxy materials as a nominee and, if elected, to serve on the Board of Directors;
            (viii)    a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 13(c) of this Article II, a statement certifying the number of shares the Nominating Stockholder is deemed to own for purposes of this Section 13 and evidence of such ownership to the extent required by Section 13(c)(1) of this Article II, and a representation that such evidence of ownership is true, complete and correct in all respects;
            (ix)    a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 13(c) of this Article II through the date of the annual meeting of stockholders;
            (x)    a statement as to whether or not the Nominating Stockholder intends to continue to hold the Minimum Number of shares for at least one year following the annual meeting of stockholders, which statement may also include a description as to why such Nominating Stockholder is unable to make the foregoing statement;
            (xi)    a representation and warranty that the Nominating Stockholder will not engage in or support, directly or indirectly, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of stockholders, other than a solicitation in support of its Nominee(s) or any nominee of the Board of Directors;
            (xii)    a representation and warranty that the Nominating Stockholder will not distribute or use any form of proxy, other than the form of proxy used by the Corporation, in soliciting stockholders in connection with the election of a Nominee at the annual meeting of stockholders;
            (xiii)    if desired by the Nominating Stockholder, a Supporting Statement;

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            (xiv)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
            (xv)    in the case of any Eligible Stockholder that is a Qualifying Fund consisting of two or more funds, documentation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each such fund comprising the Qualifying Fund otherwise meets the requirements set forth in this Section 13; and
            (xvi)    a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as director at the annual meeting of stockholders other than its Nominee(s) being nominated pursuant to this Section 13.
        (3)    An executed agreement pursuant to which the Nominating Stockholder (including each group member) agrees:
            (i)    to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election of its Nominee(s) or one or more of the Corporation’s directors or director nominees;
            (ii)    to file with the Commission any solicitation materials with the Corporation’s stockholders relating to any Nominee or one or more of the Corporation’s directors or director nominees, regardless of whether any such filing is required under any law, rule or regulation or whether any exemption from filing is available for such materials under any law, rule or regulation;
            (iii)    to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Proxy Access Notice;
            (iv)    to indemnify and hold harmless (jointly and severally with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including reasonable attorneys’ fees and disbursements of counsel) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder (including, without limitation, relating to any breach or alleged breach of its obligations, agreements, representations or warranties) pursuant to this Section 13 and based upon the Nominating Stockholder’s efforts to elect any of its Nominees; and
            (v)    in the event that (A) any information included in the Proxy Access Notice, or any other communication by the Nominating Stockholder (including with respect to any group member) with the Corporation, its stockholders or any other person in connection with

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the nomination or election of directors ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or (B) the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Section 13(c) of this Article II, the Nominating Stockholder shall promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) (x) in the case of clause (A) above, notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, and (y) in the case of clause (B) above, notify the Corporation why, and in what regard, the Nominating Stockholder fails to comply with the eligibility requirements described in Section 13(c) of this Article II (it being understood that providing any such notification referenced in clauses (x) and (y) above shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Nominee from its proxy materials as provided in this Section 13).
    The information and documents required by this Section 13(d) shall be: (x) provided with respect to and executed by each group member, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) if and to the extent applicable to a Nominating Stockholder or group member. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 13(d) (other than such information and documents contemplated to be provided after the date the Proxy Access Notice is provided) have been delivered to or, if sent by mail, received by the secretary of the Corporation. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting of stockholders or the public announcement thereof commence a new time period for the giving of a Proxy Access Notice pursuant to this Section 13.
    (e)    Exceptions and Clarifications. (1) Notwithstanding anything to the contrary contained in this Section 13, (x) the Corporation may omit from its proxy materials any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s Supporting Statement), (y) any nomination shall be disregarded, and (z) no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:
            (i)    the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof (for purposes of this Section 13, to be considered a qualified representative of the Nominating Stockholder, a person must be a duly authorized officer, manager or partner of such Nominating Stockholder or must be authorized by a writing executed by such Nominating Stockholder or an electronic transmission delivered by such Nominating Stockholder to act for such Nominating Stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders), does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this

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Section 13 or the Nominating Stockholder withdraws its nomination prior to the annual meeting of stockholders;
            (ii)    the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the charter of the Corporation, these Bylaws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any national securities exchange on which the Corporation’s common stock is traded;
            (iii)    the Nominee was nominated for election to the Board of Directors pursuant to this Section 13 at one of the Corporation’s two preceding annual meetings of stockholders and (A) its nomination was withdrawn, (B) such Nominee became ineligible to serve as a Nominee or as a director or (C) such Nominee received a vote of less than twenty-five percent (25%) of the votes cast in favor of such Nominee’s election at such annual meeting;
            (iv)    (A) the Nominating Stockholder fails to continue to satisfy the eligibility requirements described in Section 13(c) of this Article II, (B) any information provided to the Corporation by or on behalf of the Nominating Stockholder or a Nominee in the Proxy Access Notice or otherwise in respect in respect to the Nominee’s nomination was untrue in any material respect (or omitted to state a material fact necessary to make the statements made therein not misleading), (C) the Nominee becomes unwilling or unable to serve on the Board of Directors or (D) the Nominating Stockholder or the Nominee materially violates or breaches any of its agreements, representations or warranties in this Section 13; or
            (v)     the secretary of the Corporation receives a valid notice (whether or not subsequently withdrawn) that a stockholder has nominated the Nominee as a candidate for director at the annual meeting of stockholders pursuant to Section 11 of this Article II.
        (2)    Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Supporting Statement included in the Proxy Access Notice, if: (a) such information is not true and correct in all material respects or omits a material statement necessary to make the statements therein not misleading; or (b) the inclusion of such information in the proxy materials would otherwise violate the Commission’s proxy rules or any other applicable law, rule or regulation. Once submitted with a Proxy Access Notice, a Supporting Statement may not be amended, supplemented or modified by the Nominee or Nominating Stockholder.
        (3)    For the avoidance of doubt, the Corporation may solicit against any Nominee and include in the Corporation’s proxy materials its own statement or other information relating to, the Nominating Stockholder or any Nominee.
        (4)    This Section 13 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials (including, without limitation, any form of proxy or written ballot).

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        (5)    The interpretation of, and compliance with, any provision of this Section 13, including the representations, warranties and covenants contained herein, shall be determined by the Board of Directors or, in the discretion of the Board of Directors, one or more of its designees, in each case acting reasonably and in good faith.
ARTICLE III
DIRECTORS
    Section 1.    GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
    Section 2.    NUMBER, TENURE AND RESIGNATION. A majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 11, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
    Section 3.    ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.
    Section 4.    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.
    Section 5.    NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall

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be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
    Section 6.    QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.
    The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.
    Section 7.    VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or these Bylaws.
    Section 8.    ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.
    Section 9.    TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

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    Section 10.    CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.
    Section 11.    VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.
    Section 12.    COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
    Section 13.    RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
    Section 14.    RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders

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and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
ARTICLE IV
COMMITTEES
    Section 1.    NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.
    Section 2.    POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.
    Section 3.    MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.
    Section 4.    TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
    Section 5.    CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
    Section 6.    VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

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ARTICLE V
OFFICERS
    Section 1.    GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief investment officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
    Section 2.    REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
    Section 3.    VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
    Section 4.    CHAIRMAN OF THE BOARD. The Board of Directors may designate from among its members a chairman of the board, who may be an officer of the Corporation. The Board of Directors may designate the chairman of the board as an executive or non-executive chairman. The chairman of the board shall preside over the meetings of the Board of Directors. The chairman of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.
    Section 5.    VICE CHAIRMAN. The Board of Directors may designate from among its members a vice chairman of the board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The vice chairman of the board shall preside over meetings of the Board of Directors in the case of the absence of the chairman of the board. The vice chairman of the board shall perform such other duties as may be assigned to him or her by these Bylaws, the Board of Directors or the chairman of the board.

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    Section 6.    CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.
    Section 7.    CHIEF INVESTMENT OFFICER. The Board of Directors may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
    Section 8.    CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
    Section 9.    PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.
    Section 10.    VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.
    Section 11.    SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such

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other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.
    Section 12.    TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a treasurer by the Board of Directors, the chief financial officer shall be the treasurer of the Corporation.
    The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
    Section 13.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.
    Section 14.    COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
    Section 1.    CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.
    Section 2.    CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
    Section 3.    DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors,

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the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Directors may determine.
ARTICLE VII
STOCK
    Section 1.    CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares, upon written request, a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
    Section 2.    TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares, upon written request, a written statement of the information required by the MGCL to be included on stock certificates.
    The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
    Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.
    Section 3.    REPLACEMENT CERTIFICATE. theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal

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representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
    Section 4.    FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
    When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
    Section 5.    STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
    Section 6.    FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
ARTICLE VIII
ACCOUNTING YEAR
    The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
    Section 1.    AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law

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and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.
    Section 2.    CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
ARTICLE X
INVESTMENT POLICY
    Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL
    Section 1.    SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
    Section 2.    AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XII
INDEMNIFICATION AND ADVANCE OF EXPENSES
    To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the charter of

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the Corporation and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
    Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XIII
WAIVER OF NOTICE
    Whenever any notice of a meeting is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XIV
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
    Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the charter of the Corporation or these Bylaws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. In the event that any action or proceeding described in the preceding sentence is pending in the Circuit Court for Baltimore City, Maryland, the parties shall cooperate in seeking to have the action or proceeding assigned to the Business & Technology Case Management Program.

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ARTICLE XV
AMENDMENT OF BYLAWS
    These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the Board of Directors. In addition, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the stockholders of the Corporation, without the approval of the Board of Directors, by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

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